AGREEMENT.WAIVER AND RELEASE OF CLAIMS THIS AGREEMENT, W AIYER AND RELEASE OF CLAIMS (this "Agreement") is made and entered by and between Scott B. Hamilton (the "Executive") and Global Brass and Copper, Inc. (the "Company"), in connection with the termination of employment of the Executive. WHEREAS, Executive and Company entered into a severance agreement dated October I 0, 20 I I, as amended (the "Severance Agreement") (attached hereto as Exhibit A, with amendment); WHEREAS, the Severance Agreement provides that the Executive must execute and deliver an effective Waiver and Release of Claims in the form of Exhibit A to that Severance Agreement as a condition to receiving a cash severance benefit, certain other benefits, and the commencement of one year of post-employment eligibility to certain other benefit programs offered by the Company ("Severance Agreement Benefits"); WHEREAS, effective November I 0, 2017, the Executive resigned as the General Counsel and Corporate Secretary of the Company; WHEREAS, as an accommodation to Executive and in an effort to resolve any existing or potential disputes between the parties, the Executive and the Company have agreed to restructure the Severance Agreement to provide additional severance, benefits, and other consideration to Executive upon termination of employment; however, in the event this Agreement does not become effective, Executive shall be entitled to the Severance Agreement Benefits under the Severance Agreement, which shall be paid in accordance with the terms of that Severance Agreement if, but only if, the Executive executes and delivers, and does not revoke, a release of claims against the Company in the form attached to the Severance Agreement. NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set fotih, the parties agree as follows: I. Consideration (a) Resignation as Secretary and General Counsel. The Executive resigned as General Counsel of the Company, and from all positions set forth on Exhibit 8, effective November to, 2017, and, if this Agreement becomes effective, immediately assumed the position of Executive Advisor to the CEO of the Company as set forth in subparagraph (b) herein. Exhibit 10.1

(b) Continued Employment as Executive Advisor to the CEO of the Company. If this Agreement is executed, the Executive shall be employed as Executive Advisor to the CEO of the Company, reporting directly to the CEO, and he shall perform duties reasonably assigned by the CEO, for the term beginning November 10, 2017 through February 28, 2018 ("Tennination Date"), or the date this Agreement is revoked by the Executive, if earlier. Executive shall work remotely, will not have an office at the Company and will neither supervise employees nor hire or supervise outside counsel unless so directed by the CEO. Executive shall remain employed in this position through the Termination Date unless there is Cause to terminate him, as defined in this Agreement. Unless terminated by Cause as defined in this Agreement, Executive will continue to be paid his monthly salary at a rate of $27,916.67 as Executive Advisor through the Termination Date, Executive will continue to participate in certain employee benefit plans of the Company, namely, the health benefit plans and the Company's 401 (k) plan, including the Company matching and, as set forth further in paragraph I ( c) herein, Executive will also continue vesting in previously awarded equity grants (as set forth in Exhibit C, attached hereto), as though he were employed as Executive Advisor through February 28, 2018. Executive will receive his 2017 incentive/bonus compensation whether he is terminated for Cause, resigns, or is employed through the Tennination Date. The incentive/bonus for 2017 will not be prorated and, instead, will be determined as though Executive had remained employed through December 31, 2017. Executive is entitled to the full 2017 bonus/incentive compensation to the extent the Company achieved the financial metl"ics, whether or not he is employed on the date the bonus/incentive compensation is paid. Except in a termination for Cause, the bonus will be calculated pursuant to the formula set forth in paragraph I (c)(i) herein. If Executive is terminated for Cause as defined herein, his bonus/incentive compensation formula will revert to the formula set fo1th in the Severance Agreement and will be part of the compensation due him pursuant to the terms of that Severance Agreement. Should Executive be terminated prior to the Termination Date for Cause as defined in this Agreement, the payments due him and the remedies available to the Company are further governed by paragraph I (c) (iv) and paragraph 5 herein. (c) Bonus/Incentive, Compensation, and Vesting of Equity Awards. If Executive is not terminated from his employment as Executive Advisor for Cause, as defined in this Agreement, the Company shall: (i) On the date that other Tier I Executives of the Company are paid their annual incentive bonus, and using for Executive the same 2